EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in Amendment No. 3 to this Schedule 13D filed by the Reporting Persons on March 13, 2015.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/16/2015	Purchase	$9.5781	1	9300
3/17/2015	Purchase	$9.4254	2	5034
3/19/2015	Purchase	$9.6103	3	1421
3/20/2015	Purchase	$9.8091	4	8800
3/23/2015	Purchase	$9.9189	5	4861
3/25/2015	Purchase	$9.9852	6	10000
3/26/2015	Purchase	$9.7908	7	6242
3/27/2015	Purchase	$9.8049	8	5666
3/30/2015	Purchase	$9.9470	9	9000
3/31/2015	Purchase	$9.7865	10	10200
4/1/2015	Purchase	$9.8009	11	1755
4/2/2015	Purchase	$9.7976	12	8117
4/6/2015	Purchase	$9.8952	13	11800
4/7/2015	Purchase	$9.9172	14	4704
4/8/2015	Purchase	$10.0000		2703
4/9/2015	Purchase	$10.0998	15	4127
4/10/2015	Purchase	$10.1151	16	7639
4/13/2015	Purchase	$10.1000		2881
4/14/2015	Purchase	$10.0332	17	7500
4/15/2015	Purchase	$10.1184	18	2439
4/16/2015	Purchase	$10.0457	19	5800
4/17/2015	Purchase	$9.8719	20	7427
4/20/2015	Purchase	$9.9888	21	2599
4/21/2015	Purchase	$10.0000		5000
4/22/2015	Purchase	$9.9700		5000
4/23/2015	Purchase	$9.9950	22	200
4/24/2015	Purchase	$10.0469	23	6700
4/27/2015	Purchase	$10.0593	24	5364
4/29/2015	Purchase	$10.0754	25	5000
4/30/2015	Purchase	$9.5291	26	27687
5/1/2015	Purchase	$9.1529	27	5600
5/4/2015	Purchase	$9.2492	28	7500
5/5/2015	Purchase	$8.9436	29	9100
5/6/2015	Purchase	$8.7491	30	15500
5/7/2015	Purchase	$9.0333	31	2105

1 Executed at prices ranging from 9.54 - 9.60
2 Executed at prices ranging from 9.35 - 9.50
3 Executed at prices ranging from 9.9.555 - 9.62
4 Executed at prices ranging from 9.795 - 9.88
5 Executed at prices ranging from 9.88 - 9.92
6 Executed at prices ranging from 9.93 - 10.00
7 Executed at prices ranging from 9.72 - 9.85
8 Executed at prices ranging from 9.70 - 9.89
9 Executed at prices ranging from 9.91 - 9.97
10 Executed at prices ranging from 9.77 - 9.84
11 Executed at prices ranging from 9.80 - 9.81
12 Executed at prices ranging from 9.67 - 9.92
13 Executed at prices ranging from 9.87 - 9.93
14 Executed at prices ranging from 9.85 - 9.93
15 Executed at prices ranging from 10.09 - 10.10
16 Executed at prices ranging from 10.10 - 10.12
17 Executed at prices ranging from 10.00 - 10.05
18 Executed at prices ranging from 9.91 - 10.14
19 Executed at prices ranging from 10.02 - 10.10
20 Executed at prices ranging from 9.85 - 9.89
21 Executed at prices ranging from 9.96 - 9.99
22 Executed at prices ranging from 9.99 - 10.00
23 Executed at prices ranging from 10.04 - 10.05
24 Executed at prices ranging from 10.05 - 10.10
25 Executed at prices ranging from 10.02 - 10.11
26 Executed at prices ranging from 9.40 - 9.55
27 Executed at prices ranging from 9.06 -9.36
28 Executed at prices ranging from 9.15 - 9.27
29 Executed at prices ranging from 8.87 - 9.00
30 Executed at prices ranging from 8.735 - 8.75
31 Executed at prices ranging from 9.00 - 9.35